EXHIBIT 10.1

STRATEGIC PARTNERSHIP AGREEMENT

This STRATEGIC PARTNERSHIP AGREEMENT (this "Agreement") is made and entered into this 8th day of May, 2017, (the "Effective Date"), by and between RELIFYTIME, LLC, a Nevada Limited Liability Company ("RELIFY") and Sirrus Security, Inc, a Georgia Corporation ("SIRRUS").

WHEREAS, RELIFY desires to have software applications developed and hosted by SIRRUS; and

WHEREAS, SIRRUS represents that it has the expertise to develop and host such a software; and

WHEREAS, SIRRUS desires to develop and host software for RELIFY upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and promises herein set forth, the parties hereby agree as follows:

1.	DEFINITIONS: The following capitalized terms, when used in this Agreement, shall have the meanings ascribed to them in this Section 1:

1.1.	"Product" or “Products” shall mean the software program and hosting platform to be developed by SIRRUS pursuant to this Agreement in accordance with the Product Specifications, together with user manuals, other documentation and any other ancillary materials to be developed by SIRRUS pursuant hereto. The Product shall also be known as “RELIFY TIME”.

1.2.	"Intellectual Property" shall mean all intellectual property other than the technology owned by SIRRUS prior to the Effective Date or licensed to SIRRUS by a third party, and used in the development of the Product.

1.3.	“Change Order” shall mean, in the event RELIFY desires to make any modifications to the Product Specifications or a deliverable, RELIFY must provide a detailed change order in writing. This may be provided in the form of email, certified letter, or via technologies and/or tools provided by SIRRUS. In the event of a conflict between the terms of this Agreement and a Change Order, the terms of this Agreement shall govern.

1.4.	“System Specifications” shall mean the specifications for the Product as directed by RELIFY, together with any additional specifications or modifications to the specifications that may be agreed to in writing by the parties during the term of this Agreement.

1.5.	“Licensed Services” shall mean products and services sold utilizing the technology developed through this partnership agreement.

Other capitalized terms shall have the meanings ascribed to them in the body of this Agreement.

2.	TERMS AND CONDITIONS:

2.1.	DEVELOPMENT OF THE PRODUCT: RELIFY hereby partners with SIRRUS to design, develop and host, and SIRRUS hereby agrees to design, develop and host the Product in accordance with the project outline set forth on the Product Specifications (Schedule A) developed jointly by RELIFY and SIRRUS. The parties shall work together in a joint effort to accomplish the tasks and objectives set forth in the Product Specifications. SIRRUS shall be responsible for delivering and performing only those professional services specifically identified in the Product Specifications.

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2.2.	SUPPORT AND MAINTENANCE: SIRRUS agrees to provide maintenance and support (Defined in Schedule B) for the PRODUCT for the term of the ROYALTY PERIOD (defined in section 3.2) and under separate agreement after the ROYALTY PERIOD is completed.

2.3.	RELIFY RESPONSIBILITIES: RELIFY agrees to perform all tasks assigned to RELIFY as set forth in this Agreement or the Product Specifications and to provide all assistance and cooperation to SIRRUS in order to complete timely and efficiently the Product. SIRRUS shall not be deemed in breach of this Agreement, the Product Specifications, a Change Order, or any milestone in the event SIRRUS's failure to meet its responsibilities and time schedules is caused by RELIFY's failure to meet (or delay in) its responsibilities and time schedules set forth in the System Specifications, a Change Order, or this Agreement.

3.	ROYALTY, PERIOD, PAYMENT and RIGHT OF FIRST REFUSALS.

3.1.	ROYALTY: RELIFY agrees to pay SIRRUS a royalty for the DEVELOPMENT AND USE of the PRODUCT whereby the royalty payable shall be 40% of the GROSS PROFIT generally defined as set forth below up to a maximum of $500,000 (the “ROYALTY”). The royalty payment obligations commence on the date when RELIFY first sells Licensed Services that incorporates the Product.

• GROSS PROFIT: GROSS PROFIT= Gross Sales – The cost of goods sold

3.2.	PERIOD: The PERIOD of the ROYALTY payments shall commence as described in Section 3.1 and continue until the $500,000 maximum described in Section 3.1 has been paid to SIRRUS at which time all ROYALTY payments will cease and the PERIOD shall be deemed expired. Any support and maintenance services, updates, versions, or new releases after the expiration of the PERIOD shall be contracted under a separate agreement between SIRRUS and RELIFY to be executed no later than 30 days prior to the end of the PERIOD.

3.3.	RIGHT OF FIRST REFUSALS: At any time during the Term of Agreement and up to one year after the Term of the Agreement, if RELIFY decides to sell the PRODUCT to a third party SIRRUS shall have a 30 day first right of refusal to acquire the Product from the RELIFY (“Acquisition First Right”). This Acquisition First Right of refusal shall expire within 30 Days of RELIFY providing written notice to SIRRUS of its intention to sell the PRODUCT. Upon SIRRUS electing to exercise its Acquisition First Right by written notice, the Parties shall negotiate in good faith, exclusively for period or 60 days, the terms and conditions of an acquisition agreement.

At any time during the Term of Agreement and up to one year after the Term of the Agreement, RELIFY shall grant SIRRUS the right of first refusal for the issuance of any financing transactions (“Financing First Right”). This Financing First Right shall expire within 14 Days of RELIFY providing notice to SIRRUS of its intention to seek financing. Upon SIRRUS electing to exercise its Financing First Right by written notice, the Parties shall negotiate in good faith, exclusively for period of 30 days, the terms and conditions of a financing agreement.

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3.4.	TAXES: RELIFY shall pay, reimburse, and/or hold SIRRUS harmless for all sales, use, transfer, privilege, tariffs, excise, and all other taxes and all duties, whether international, national, state, or local, however designated except income taxes, which are levied or imposed by reason of the performance of the professional services under this Agreement or by use of the Product, except income taxes.

3.5.	PAYMENT: ROYALTY PAYMENTS shall me made on a quarterly basis on the 15th day after the end of the previous calendar quarter.

3.6.	FORM OF PAYMENT: All payments made to SIRRUS under this Agreement shall be in United States currency in the form of company check, cashier's check, or electronic wire transfer.

4.	INTELLECTUAL PROPERTY RIGHTS AND LICENSE:

4.1.	PRODUCT: All materials, including, but not limited to, software, programs, source code and object code, comments to the source or object code, specifications, documents, abstracts and summaries thereof (collectively, the Products) developed by SIRRUS in connection with the provision of the services to RELIFY, or jointly by RELIFY and SIRRUS, or by SIRRUS pursuant to specifications or instructions provided by RELIFY, shall belong exclusively to RELIFY after the expired ROYALTY PERIOD. At that time SIRRUS will irrevocably assign and transfer to RELIFY all right, title and interest in and to the Products, including, without limitation, all patent and copyright interests, and agrees to execute all documents reasonably requested by RELIFY for the purpose of applying for and obtaining domestic and foreign patent and copyright registrations.

4.2.	PRE-EXISTING INTELLECTUAL PROPERTY: Notwithstanding any provision of this Agreement to the contrary, any routines, methodologies, processes, libraries, tools or technologies created, adapted or used by SIRRUS in its business generally, including all associated intellectual property rights (collectively, the “Development Tools”), shall be and remain the sole property of SIRRUS, and RELIFY shall have no interest in or claim to the Development Tools, except as necessary to exercise its rights in the Products. In addition, notwithstanding any provision of this Agreement to the contrary, SIRRUS shall be free to use any ideas, concepts, or know-how developed or acquired by SIRRUS during the performance of this Agreement to the extent obtained and retained by SIRRUS’s personnel as impression and general learning. Subject to and limited by RELIFY’s intellectual property rights described in Section 4.1 above, nothing in this Agreement shall be construed to preclude SIRRUS from using the Development Tools for use with third parties for the benefit of SIRRUS.

4.3.	THIRD PARTY LICENSES: In addition to any other fees set forth in this Agreement, RELIFY shall be required to purchase any applicable third party licenses for any third-party products that are necessary for SIRRUS to design and develop the Product. Such third-party products may include, but are not limited to: server-side applications, clip art, "back-end" applications, music, stock images, or any other copyrighted work which SIRRUS deems necessary to purchase on behalf of RELIFY to design and develop the Product. SIRRUS shall obtain RELIFY's prior written consent before incorporating such third-party product into the Product. SIRRUS shall provide RELIFY with a list of all third-party products upon launch of the Product.

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5.	TERM AND TERMINATION:

5.1.	TERM: This Agreement shall be effective as of the Effective Date and shall continue in effect until completion of the ROYALTY PERIOD.

5.2.	TERMINATION FOR CAUSE: This Agreement may be terminated by either party upon written notice to the other, if the other party breaches any material obligation provided hereunder and the breaching party fails to cure such breach within thirty (30) days of receipt of the notice.

5.3.	EFFECT OF TERMINATION: RELIFY shall pay SIRRUS for all services rendered and work performed up to the effective date of termination for any reason subject to RELIFY's rights to only pay fair value if RELIFY terminates for cause. SIRRUS shall provide RELIFY with an invoice for the foregoing fees within thirty (30) days of the effective date of the termination. RELIFY shall pay the invoice within fourteen (14) days of receipt.

5.4.	RETURN OF PROPRIETARY OR CONFIDENTIAL INFORMATION: Within ten (10) days after the termination or expiration of this Agreement, each party shall return to the other all Proprietary or Confidential Information of the other party (and any copies thereof) in the party's possession or, with the approval of the party, destroy all such Proprietary or Confidential Information. "Proprietary or Confidential Information" shall include, but is not limited to, written or oral contracts, trade secrets, know- how, business methods, business policies, memoranda, reports, records, computer retained information, notes, or financial information. Proprietary or Confidential Information shall not include any information which: (i) is or becomes generally known to the public by any means other than a breach of the obligations of the receiving party; (ii) was previously known to the receiving party or rightly received by the receiving party from a third party; (iii) is independently developed by the receiving party; or (iv) is subject to disclosure under court order or other lawful process.

6.	LIMITED WARRANTIES:

6.1.	PRODUCT: SIRRUS warrants that for a period of ninety (90) days from launch of the Product, the Product will operate in accordance with all the material terms of the Product Specifications. All warranty claims not made in writing within such period shall be deemed waived. As the sole and exclusive remedy of RELIFY for breach of the foregoing warranty, SIRRUS shall, at its option, either correct the nonconformity or refund to RELIFY the dollar amount attributable to the number of actual hours SIRRUS spent developing the defective portion of the Product. SIRRUS shall not be liable for failures caused by third party hardware or software (including RELIFY's own systems), misuse of the Product, or the negligence or willful misconduct of RELIFY.

6.2.	PERFORMANCE OF PROFESSIONAL SERVICES: SIRRUS warrants that the professional services will be performed in a workmanlike and professional manner by appropriately qualified personnel.

6.3.	Notwithstanding the above, RELIFY's exclusive remedies for all damages, losses, and causes of actions whether in contract, tort including negligence or otherwise, shall not exceed the aggregate dollar amount which RELIFY paid during the term of this Agreement.

7.	LIMITATION OF LIABILITY: Under no circumstances shall SIRRUS, its contracted providers, officers, agents, or anyone else involved in creating, producing, or distributing RELIFY's Product be liable for any direct, indirect, incidental, special or consequential damages that result from the use of or inability to use the Product; or that results from mistakes, omissions, interruptions, deletion of files, errors, defects, delays in operation, or transmission or any failure of performance, whether or not limited to acts of God, communication failure, theft, destruction or unauthorized access to RELIFY's records, programs or services. RELIFY hereby acknowledges that this paragraph shall apply to all content on said Hosting Service. THE TOTAL LIABILITY FOR ALL DAMAGES, LOSSES, AND CAUSES OF ACTION (WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE) TO THE OTHER SHALL NOT EXCEED THE DEVELOPMENT PRICE (AS DEFINED IN SECTION 0). THIS LIMITATION OF LIABILITY SHALL APPLY EVEN IF THE EXPRESS WARRANTIES SET FORTH ABOVE FAIL IN THEIR ESSENTIAL PURPOSE.

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8.	INDEMNIFICATION OBLIGATIONS:

8.1.

RELIFY INDEMNITY: RELIFY agrees that it shall defend, indemnify, save and hold SIRRUS harmless from any and all demands, liabilities, losses, costs and claims, including reasonable attorneys' fees, (collectively "Liabilities") asserted against SIRRUS, its contracted providers, agents, RELIFYs, servants, officers and employees, that may arise or result from any service provided or performed or agreed to the performance of any product sold by RELIFY, its agents, employees or assigns. RELIFY agrees to defend, indemnify and hold harmless SIRRUS against Liabilities arising out of (i) any injury to any person or property caused by any products sold or otherwise distributed in connection with the Product; (ii) any material supplied by RELIFY infringing or allegedly infringing on the proprietary rights of a third party; or (iii) copyright infringement and/or litigation regarding content-related disputes.

8.2.	SIRRUS INDEMNITY: SIRRUS shall indemnify and hold harmless RELIFY (and its subsidiaries, affiliates, officers, agents, co-branders or other partners, and employees) from any and all claims, damages, liabilities, costs, and expenses (including, but not limited to, reasonable attorneys' fees and all related costs and expenses) incurred by RELIFY as a result of any claim, judgment, or adjudication against RELIFY arising from a claim that RELIFY's use of the SIRRUS Content, as permitted under this Agreement, infringes Intellectual Property rights of a third party or arising from a claim which results from SIRRUS’s breach of the warranties and agreements contained in this Agreement. To qualify for such defense and payment, RELIFY must: (i) give SIRRUS prompt written notice of a claim; and (ii) allow SIRRUS to control, and fully cooperate with SIRRUS in, the defense and all related negotiations. SIRRUS shall have no obligation to indemnify RELIFY under this Section to the extent the infringement arises from (i) the RELIFY Content, (ii) specifications provided by RELIFY or its agents; (iii) derivative works of the Product created by RELIFY, (iv) use of the Product in combination with non-SIRRUS approved third party products, including hardware and software, (v) modifications or maintenance of the Product by a party other than SIRRUS, (vi) misuse of the Product, and (vii) failure of RELIFY to implement any improvement or updates to the Product, if the infringement claim would have been avoided by the use of the improvement or updates.

8.3.	Promptly after receipt by a person entitled to indemnification pursuant to the foregoing Section 9.1 or 9.2 (the "Indemnified Party") of notice of the commencement of any action, the Indemnified Party will, if a claim in respect thereof is to be or has been made against a party who has agreed to provide indemnification under Section 9.1 or 9.2 (an "Indemnifying Party"), promptly notify in writing the Indemnifying Party of the commencement thereof; but the omission to so notify the Indemnifying Party will not relieve it from any liability which it may have to the Indemnified Party except to the extent the Indemnifying Party is prejudiced by the delay or failure to notify it. In case any such action is brought against an Indemnified Party, and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate in, and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, subject to the provisions herein stated, with counsel reasonably satisfactory to the Indemnified Party, and after notice from the Indemnifying Party to the Indemnified Party of its election to so assume the defense thereof, the Indemnifying Party will not be liable to the Indemnified Party under this Section 9 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. The Indemnified Party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the Indemnifying Party if the Indemnifying Party has assumed the defense of the action with counsel reasonably satisfactory to the Indemnified Party; provided that the fees and expenses of such counsel shall be at the expense of the Indemnifying Party if (i) the employment of such counsel has been specifically authorized in writing by the Indemnifying Party or (ii) the named parties to any such action (including any impleaded parties) include both the Indemnified Party or parties and the Indemnifying Party and, in the judgement of counsel for the Indemnified Party, it is advisable for the Indemnified Party or parties to be represented by separate counsel (in which case the Indemnifying Party shall not have the right to assume the defense of such action on behalf of the Indemnified Party or parties, it being understood, however, that the Indemnifying Party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for the Indemnified Party or parties. No settlement of any action against an Indemnified Part shall be made without the consent of the Indemnifying Party and no Indemnifying Party, in the defense of any such claim or action, shall, except with the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. If the Indemnified Party fails to execute a release or other settlement agreement under circumstances where all of the conditions of the preceding sentence have been met, the Indemnifying Party shall have no further obligation to the Indemnified Party pursuant to this Agreement or otherwise.

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9.	CONFIDENTIALITY: The parties agree to hold each other's Proprietary or Confidential Information in strict confidence. The parties agree not to make each other's Proprietary or Confidential Information available in any form to any third party or to use each other's Proprietary or Confidential Information for any purpose other than as specified in this Agreement. Each party's Proprietary or Confidential Information shall remain the sole and exclusive property of that party. The parties agree that in the event of use or disclosure by the other party other than as specifically provided for in this Agreement, the non-disclosing party may be entitled to equitable relief. Notwithstanding termination or expiration of this Agreement, SIRRUS and RELIFY acknowledge and agree that their obligations of confidentiality with respect to Proprietary or Confidential Information shall continue in effect for a total period of three (3) years from the Effective Date.

10.	FORCE MAJEURE: Except with regard to payment obligations, either party shall be excused from delays in performing or from failing to perform its obligations under this Agreement to the extent the delays or failures result from causes beyond the reasonable control of the party, including, but not limited to: default of subcontractors or suppliers; failures or default of third party software, vendors, or products; acts of God or of the public enemy; U.S. or foreign governmental actions; strikes; communications, network/internet connection, or utility interruption or failure; fire; flood; epidemic; and freight embargoes.

11.	CHOICE OF LAW; VENUE; LIMITATION OF ACTIONS: This Agreement shall be governed and construed in accordance with the laws of the United States and the State of Georgia, and the parties consent to the sole and exclusive jurisdiction of the state courts and U.S. federal courts having jurisdiction in Jefferson County, Georgia for any dispute arising out of this Agreement. No action by SIRRUS or RELIFY arising under this Agreement may be brought at any time more than two (2) years after the facts occurred upon which the cause of action arose.

12.	NOTICES: Any written notice or demand required by this Agreement shall be sent by registered or certified mail (return receipt requested), personal delivery, overnight commercial carrier, or other guaranteed delivery to the other party at the address set forth herein. The notice shall be effective (a) as of the date of delivery if the notice is sent by personal delivery, overnight commercial courier or other guaranteed delivery, and (b) as of five (5) days after the date of posting if the notice is transmitted by registered or certified mail.

13.	ENTIRE AGREEMENT: This Agreement and all exhibits, schedules, and Change Order(s) set forth the entire agreement between the parties with regard to the subject matter hereof. No other agreements, representations, or warranties have been made by either party to the other with respect to the subject matter of this Agreement, except as referenced herein. This Agreement may be amended only by a written agreement signed by both parties.

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14.	DISPUTES: RELIFY and SIRRUS agree to make a good-faith effort to resolve any disagreement arising out of, or in connection with, this Agreement through negotiation. Should the parties fail to resolve any such disagreement within ten (10) days, any controversy or claim arising out of or relating to this Agreement, including, without limitation, the interpretation or breach thereof, shall be submitted by either party to arbitration in Fulton County, Georgia and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitration shall be conducted by one arbitrator, who shall be (a) selected in the sole discretion of the American Arbitration Association administrator and (b) a licensed attorney with at least ten (10) years experience in the practice of law and at least five (5) years experience in the negotiation of technology contracts or litigation of technology disputes. The arbitrator shall have the power to enter any award that could be entered by a judge of the state courts of Georgia sitting without a jury, and only such power, except that the arbitrator shall not have the power to award punitive damages, treble damages, or any other damages which are not compensatory, even if permitted under the laws of the State of Georgia or any other applicable law. The arbitrator must issue his or her resolution of any dispute within thirty (30) days of the date the dispute is submitted for arbitration. The written decision of the arbitrator shall be final and binding and enforceable in any court having jurisdiction over the parties and the subject matter of the arbitration. Notwithstanding the foregoing, this Section shall not preclude either party from seeking temporary, provisional, or injunctive relief from any court.

15.	SEVERABILITY: In the event that a court finds any provision of this Agreement invalid and/or unenforceable, the parties agree that the remaining provisions shall remain valid and in force.

16.	WAIVER: Neither party shall be deemed by mere lapse of time (without giving notice or taking other action hereunder) to have waived any breach by the other party of any of the provisions of this Agreement. Further, the waiver by either party of a particular breach of this Agreement by the other party shall not be construed as, or constitute, a continuing waiver of such breach, or of other breaches of the same or other provisions of this Agreement.

17.	TRADEMARKS: The RELIFY unconditionally warrants and guarantees that any elements of text, graphics, photos, designs, trademarks, or other artwork furnished to SIRRUS, Inc. and/or its assigns for inclusion in the Product are owned by the RELIFY, or that the RELIFY has permission from the rightful owner to use each of these elements, and will hold harmless, protect, indemnify and defend SIRRUS, Inc. its assigns and its subcontractors from any liability (including attorney's fees and court costs), including any claim or suit, threatened or actual, arising from the use of such elements furnished by the RELIFY.

18.	THIRD PARTY SOFTWARE: Additionally, in the event RELIFY elects to install or seek assistance from SIRRUS in connection with the installation of any third-party software, the following terms shall apply. RELIFY represents and warrants that RELIFY has the right to use and install the third-party software, and have paid the applicable licensing fees for the third party software, and the third-party software does not and shall not infringe on the intellectual property rights of any other person or entity. RELIFY agrees to defend, indemnify and hold harmless SIRRUS and its employees, officers and directors for, from and against any and all claims brought against SIRRUS and its employees, officers and directors by a third-party alleging the software infringes: (i) the third-party’s rights; or (ii) a U.S. patent, trademark, copyright or other intellectual property right. RELIFY agree that in such an event RELIFY shall pay all resulting costs, damages, expenses and reasonable attorneys’ fees that a court awards and settlements incurred by SIRRUS in connection with any such claims.

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19.	LAW AFFECTING ELECTRONIC COMMERCE: The RELIFY agrees that the RELIFY is solely responsible for complying with such laws, taxes, and tariffs, and will hold harmless, protect, and defend SIRRUS and its subcontractors from any claim, suit, penalty, tax, or tariff arising from the RELIFY’s use of Internet electronic commerce. SIRRUS, Inc warrants that it will secure, as needed on e-commerce sites, a valid SSL certificate on any site which will transmit, receive, process or have access to sensitive data of any sort.

20.	LAWFUL PURPOSE: RELIFY may only use the Product for lawful purposes.

21.	ASSIGNMENT: Neither party may not assign this Agreement or any of its rights or obligations or the license hereunder, without the prior written consent of the other.

22.	RESERVATION OF RIGHTS: SIRRUS reserves all rights not specifically granted herein.

23.	REMEDIES NOT EXCLUSIVE: The remedies available to the parties under this Agreement are cumulative and not exclusive to each other, and any such remedy will not be deemed or construed to affect any right which either of the parties is entitled to seek at law, in equity or by statute.

24.	COUNTERPARTS: This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, and all such counterparts shall constitute but one instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the Effective Date and intending to be bound hereby.

RELIFYTIME, LLC		SIRRUS Security, INC

By:	/s/ Sterling Pearson	By:	/s/ Sparrow Marcioni
Print Name and Title: Sterling Pearson, CEO		Print Name and Title: Sparrow Marcioni, President
Address for Notice:		Address for Notice:

Attention:		Attention:
"RELIFY"		"SIRRUS”

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